                                                                  EXHIBIT 10.5.1

                                                                  EXECUTION COPY

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                             MANAGEMENT AGREEMENT

                                    between

                           TELECORP MANAGEMENT CORP.

                                      and

                              TELECORP PCS, INC.

                           Dated as of July 17, 1998


================================================================================

                               TABLE OF CONTENTS
                               -----------------

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SECTION 1.  ENGAGEMENT...........................................................................................    2

SECTION 2.  MANAGEMENT STANDARDS.................................................................................    2

SECTION 3.  SERVICES TO BE PROVIDED..............................................................................    2

         (a)      Scope of Services..............................................................................    2

         (b)      Accounts.......................................................................................    3

         (c)      Senior Executives of Manager...................................................................    4

         (d)      Restrictions on Manager's Authority............................................................    4

SECTION 4.  COMPENSATION.........................................................................................    6

         (a)      Reimbursement..................................................................................    6

         (b)      Management Fees................................................................................    6

         (c)      Disputes, etc..................................................................................    6

         (d)      Directors and Officers Liability Insurance.....................................................    7

         (e)      Benefits.......................................................................................    7

         (f)      Relocation Expenses............................................................................    7

SECTION 5.  TERM AND TERMINATION.................................................................................    7

         (a)      Term...........................................................................................    7

         (b)      Termination....................................................................................    7

         (c)      Benefits Payable Upon Termination..............................................................    8

         (d)      Remedies.......................................................................................    9

         (e)      Continuing Obligations.........................................................................    9

         (f)      Transition Arrangements........................................................................    9

         (g)      Return of Information..........................................................................   11

SECTION 6.  NONCOMPETITION AND CONFIDENTIALITY...................................................................   11

         (a)      Noncompetition.................................................................................   11

         (b)      Confidentiality................................................................................   11

         (c)      Company Property...............................................................................   12

         (d)      Non-Solicitation of Employees..................................................................   12

         (e)      Injunctive Relief with Respect to Covenants....................................................   12

SECTION 7.  VESTING AND REPURCHASE OF RESTRICTED SHARES, ETC.....................................................   12

         (a)      General........................................................................................   12
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                               TABLE OF CONTENTS
                                  (continued)

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         (b)      Repurchase of Shares..........................................................................    14

         (c)      Closing of Repurchase; Assignment of Repurchase Right.........................................    15

         (d)      Escrow of Shares..............................................................................    15

         (e)      Legends.......................................................................................    16

SECTION 8.  LIMITATIONS OF LIABILITY............................................................................    16

         (a)      Force Majeure.................................................................................    16

         (b)      Exculpation of Manager........................................................................    16

         (c)      No Consequential or Special Damages...........................................................    16

         (d)      Vento and Sullivan............................................................................    17

SECTION 9.  BOOKS AND RECORDS...................................................................................    17

SECTION 10.  DISPUTE RESOLUTION.................................................................................    17

         (a)      Dispute Resolution............................................................................    17

         (b)      Mediation.....................................................................................    17

         (c)      Arbitration...................................................................................    18

         (d)      Confidentiality...............................................................................    18

         (e)      Fees and Expenses.............................................................................    18

SECTION 11.  INSPECTION RIGHTS; DELIVERY OF INFORMATION.........................................................    19

         (a)      Company's Right to Inspect....................................................................    19

         (b)      Notice of Certain Events......................................................................    19

         (c)      Other Information.............................................................................    19

SECTION 12.  REPRESENTATIONS AND WARRANTIES.....................................................................    19

         (a)      Organization and Standing of Parties..........................................................    19

         (b)      Execution, Delivery, Performance and Binding Effect...........................................    20

         (c)      Consents......................................................................................    20

         (d)      Litigation; Claims............................................................................    20

         (e)      Court Orders, Decrees, Judgments, Etc.........................................................    20

SECTION 13.  INDEMNIFICATION; EXPENSES..........................................................................    20

         (a)      Indemnification...............................................................................    20

         (b)      Advancement of Expenses.......................................................................    21

SECTION 14.  MISCELLANEOUS......................................................................................    21
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                                     -ii-
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                               TABLE OF CONTENTS
                                  (continued)

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         (a)      Counterparts..................................................................................    21

         (b)      Construction..................................................................................    21

         (c)      Benefit; Assignment...........................................................................    21

         (d)      Complete Agreement............................................................................    21

         (e)      Amendment.....................................................................................    22

         (f)      Governing Law.................................................................................    22

         (g)      Severability..................................................................................    22

         (h)      Further Assurances............................................................................    22

         (i)      Waiver........................................................................................    22

         (j)      Notices.......................................................................................    22

SCHEDULE I......................................................................................................   I-1

SCHEDULE II.....................................................................................................  II-1
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                                     -iii-

                             MANAGEMENT AGREEMENT
                             --------------------

     This Management Agreement (the "Agreement") is entered into as of July 17, 1998 (the "Effective Date") by and between TELECORP MANAGEMENT CORP., a Delaware corporation ("Manager"), and TELECORP PCS, INC., a Delaware corporation (the "Company"). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Stockholders Agreement of the Company, dated as of the date hereof (the "Stockholders Agreement").

                                  WITNESSETH:

     WHEREAS, the operation of the Business, including, without limitation, the determination of policy, the preparation and filing of any and all applications and other filings with the FCC, the hiring, supervision and dismissal of personnel, day-to-day system operations, and the payment of financial obligations and operating expenses, shall be controlled by the Company, and Manager shall assist the Company in connection therewith and any action undertaken by Manager shall be under the Company's continuing oversight, review, control and approval, and the Company shall retain unfettered control of, access to, and use of the Business, including its facilities and equipment and shall be entitled to receive all profits from the operation of the Business;

     WHEREAS, Manager is willing to provide management services for the Company and its Subsidiaries on the terms and subject to the conditions contained in this Agreement;

     WHEREAS, Gerald Vento ("Vento") and Thomas Sullivan ("Sullivan") are the owners of all of the ownership interests in Manager and are each the record and beneficial owner of the shares of the Common Stock and Preferred Stock described on Schedule V to the Securities Purchase Agreement, dated January 23, 1998 (the shares of Class A Voting Common Stock and Series E Preferred Stock listed on such Schedule are hereafter referred to collectively as the "Shares");

     WHEREAS, in order to induce the Purchasers referred to in such Securities Purchase Agreement to purchase the securities issued by the Company thereunder, and to induce the Company to enter into this Agreement with Manager, Sullivan and Vento have agreed to grant to the Company the repurchase rights with respect to the Shares set forth in this Agreement; and

     WHEREAS, the parties desire to execute this Agreement to specify the terms upon which Manager will perform services to the Company hereunder and to evidence the Company's acceptance of the grant by Sullivan and Vento of such repurchase rights.

     NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

     Section 1.  Engagement.  The Company hereby engages Manager to oversee,
                 ----------
manage and supervise the Company and the development and operation of the Business, and Manager hereby accepts such engagement, subject to and upon the terms and conditions hereof.

     Section 2.  Management Standards.  Manager shall discharge its duties
                 --------------------
hereunder in compliance with the Stockholders Agreement, the Network Membership License Agreement, the Resale Agreement and the Roaming Agreement (collectively the "Operating Agreements") and all applicable Law. In performing its obligations hereunder, Manager shall act in a manner that it reasonably believes to be in or not opposed to the best interests of the Company consistent with the standards set forth herein. Nothing in this Agreement shall be construed as constituting Manager an agent of the Company beyond the extent expressly provided in, and as limited by, this Agreement.

     Section 3.  Services to be Provided.
                 -----------------------
     (a)  Scope of Services.  Subject to the Company's oversight, review and
          -----------------
ultimate control and approval and the limitations of Section 3(d) below, Manager shall be responsible for the design, construction and operation of the Company and the Business in accordance with the Operating Agreements, which shall be carried out by the Company's employees under the supervision and control of Manager's senior management. To this end Manager shall provide generally, on the terms and subject to the conditions set forth herein and in a manner consistent with the standards set forth herein and in the Operating Agreements, supervisory services with respect to (I) all administrative, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary to the administration of the Business, (II) operational, engineering, maintenance, construction, repair and such other technical services as may be necessary to the construction and operation of the Business, and (III) marketing, sales, advertising and such other promotional services as may be necessary to the marketing of the Business. The services for which Manager shall be responsible, subject in each case to the Operating Agreements, the Company's oversight, review and ultimate control and approval and to the limitations of
Section 3(d) below, shall include but shall not be limited to the following:

          (i) the marketing of Company Communications Services to be offered and provided by the Company;

          (ii) the management, tax compliance, accounting and financial reporting for the Company including, but not limited to, the preparation and presentation of reports and reviews of the business, financial results and condition, regulatory status, competitive position and strategic prospects of the Company as requested by the Board of Directors;

         (iii) the regulatory processing for the Company, including without limitation the preparation and filing of all appropriate regulatory filings, certificates, tariffs and reports that are required by, and participation in any hearings or other proceedings before, local, state and federal governmental regulatory bodies;

          (iv) the engineering, design, planning, construction and installation, maintenance and repair (both emergency and routine) and operation of, and equipment purchases for, the Company;

          (v) assisting the Company in the development and preparation of budgets, including, without limitation, preparing and presenting, not later than 90 days before the beginning of each fiscal year, a proposed draft of an annual operating budget for the Company's review, evaluation and approval setting forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of constructing and operating the Business during the period covered by the budget, as well as projected revenues for that period, and generally describing all contracts and commitments which Manager expects to enter into on behalf of the Company during the period covered thereby;

          (vi) services relating to sales of the products and services offered by the Company, including without limitation processing orders for service, customer support, billing for services provided by the Company and collection of receivables for the Company;

        (vii)  management information services for the Company;

       (viii) monitoring and controlling the Business and its PCS and Cellular Systems;

         (ix) negotiating contracts, issuing purchase orders and otherwise entering into agreements on behalf of the Company for the purchase, lease, license or use of such properties, services and rights as may be necessary or desirable in the judgment of Manager for the operation of the Company;

          (x) supervising, recruiting and training all necessary personnel to be employed by the Company, and determining salaries, wages and benefits for the Company's employees;

         (xi) administering the Company's employee benefit programs and the Company's programs for compliance with applicable laws governing the administration and operation of such plans and programs;

        (xii) administering the Company's risk management programs, including negotiating the terms of property and casualty insurance and preparing a comprehensive disaster recovery program; and

       (xiii) in furtherance of the foregoing, making or committing to make expenditures (including capital expenditures) on behalf of the Company.

     (b)  Accounts.  Subject to the foregoing, the Company shall be
          --------
responsible for payment of all costs and expenses necessary to fund the ongoing business and operations of the Business and for the provision of all services of Manager hereunder, which shall include, but not be limited to, expenses arising under Article 3, payments to independent contractors, payments to vendors and suppliers of the Business, and interest payments to creditors who have financed the construction or operation of the Business. To the extent provided herein, Manager shall make such payments on the Company's behalf from one or more accounts maintained in the name of the Company at one or more banks acceptable to the Board of Directors, into which all Company revenues shall be deposited (the "Accounts"). All funds of the Company shall be promptly deposited in such bank accounts. All disbursements made by the Company as permitted under this Agreement shall be made by checks drawn on the Accounts, and all funds on deposit in the Accounts shall at all times be the property of the Company. Manager will have the right and authority to make deposits to and disbursements and withdrawals from the Accounts as required in connection with the performance of its services hereunder, provided that all signatories on the Accounts shall he subject to the approval of the Board of Directors.

     (c)  Senior Executives of Manager.  During the term of this Agreement,
          ----------------------------
Manager shall cause the services of Vento and Sullivan to be provided to the Company in connection with Manager's performance of its obligations hereunder. Such individuals shall devote their entire business time and attention to the services required to be provided by Manager pursuant to this Agreement. Except for certain employee benefits provided to officers of the Company, they shall receive all compensation and other benefits for such services directly from Manager. In addition, Vento shall serve as Chief Executive Officer of the Company and Sullivan shall serve as Executive Vice President of the Company. In the event that either of such individuals shall cease for any reason to be employed by Manager, Manager shall immediately notify the Company. Subject to the Company's rights under Section 5(b)(ii)(C), any individual hired by Manager to replace either of such individuals shall be acceptable to the Board of Directors (excluding Vento and Sullivan) in its sole discretion. Nothing contained herein shall preclude (i) Vento or Sullivan from devoting reasonable periods of time to the management (including serving on the board of directors) of the businesses in which THC of Tampa, Inc., THC of Orlando, Inc., THC of Melbourne, Inc., THC of Houston, Inc., TeleCorp Management Co., Inc., TeleCorp WCS, Inc., TeleCorp LMDS, Inc. and Entel Technologies, Inc. are currently engaged; (ii) Sullivan from serving on the board of directors of Sullivan & Son Contracting; (iii) Vento or Sullivan serving on a board of directors of a charitable organization; or (iv) Vento or Sullivan serving on other boards of directors or advisory groups (in each case, with the consent of the Board of Directors excluding Vento and Sullivan), in each such case, so long as such activities do not interfere with the performance of Vento's or Sullivan's duties hereunder.

     (d)  Restrictions on Manager's Authority.  Any provision to the contrary
          -----------------------------------
in this Agreement notwithstanding, unless such action is within (or on terms more favorable to the Company than) parameters set forth in a budget or business plan approved by the Board of Directors, Manager shall not do, or cause or permit to be done, any of the following for or on behalf of the Company without the prior written consent of the Board of Directors (excluding Vento and Sullivan):

          (i) settle any claim or litigation by or against the Company if the settlement involves a payment of $100,000 or more, or any regulatory proceedings involving the Company, unless such action is consistent with the Company's regulatory strategy as set forth in a budget approved by the Board of Directors;

          (ii) lend money or guarantee debts of others on behalf of the Company, or assign, transfer, or pledge any debts due the Company, or release or discharge any debt due or compromise any claim of the Company, other than trade credit and advances to employees in the ordinary course of business;

         (iii) invest in or otherwise acquire any debt or equity securities of any other Person, enter into any binding agreement for the acquisition of any interest in any business entity or other Person (whether by purchase of assets, purchase of stock or other securities, merger, loan or otherwise), or enter into any joint venture or partnership with any other Person;

          (iv) take any tax reporting position or make any related election on behalf of the Company which is inconsistent with the directions given by the Board of Directors;

          (v) formally assert a strategic position with respect to a material matter before the Federal Communications Commission or any Governmental Authority on behalf of the Company with respect to any such matter;

          (vi) knowingly take or fail to take any action that violates (A) any Law relating to the Business, (B) any agreement, arrangement or understanding to which the Company is a party, including an Operating Agreement, (C) any License or other governmental authorization granted to the Company in connection with its ownership and operation of the Business, or (D) any judicial or administrative order or decree to which the Company is subject, in each case unless such violation would not be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the Company or the Business;

         (vii) sell, assign, transfer, or otherwise dispose of, or hypothecate or grant a Lien on any assets belonging to the Company (other than the disposal of assets or equipment in the ordinary course of business);

       (viii) take any action amending or agreeing to amend any License granted to the Company in connection with its ownership and operation of the Business;

         (ix) borrow money on behalf of the Company or negotiate or enter into other forms of financing for the Business, including any capital lease;

          (x) commingle any funds of the Company with funds of any other entity or Person;

          (xi) hire or fire the independent certified public accountants of the Company;

         (xii) pay to a ny employee or agent of, or consultant or advisor to, the Company, compensation in any form in excess of $100,000 in any fiscal year,

        (xiii) establish any reserves; or

         (xiv) enter into any contract, agreement or other commitment or issue any purchase order, which contract or other agreement or purchase order (i) is not in the ordinary course of business, (ii) obligates the Company to make payments of $100,000 or more or (iii) will create a material variance (greater than 15%) relative to (x) in the case of a capital expenditure, the total budget for capital expenditures contained in any budget approved by the Board of Directors and
     (y) in the case of an operating expense, the total operating expense budget contained in any budget approved by the Board of Directors, in each case for the year-to-date period in which the expenditure is made or incurred and taking into account all previous expenditures and commitments in such year-to-date period, provided, that the approval of the Board of Directors shall not be required for any contract, purchase order or agreement the material terms of which are within (or on terms more favorable to the Company than) the parameters set forth in any budget approved by the Board of Directors; or terminate or amend in any material respect any contract, agreement or other commitment or purchase order, in each case if the execution and delivery or issuance thereof requires approval pursuant to this Section 3(d).

     Section 4.  Compensation.
                 ------------

     (a)  Reimbursement.  The Company shall reimburse Manager for all
          -------------
out-of-pocket expenses ("Out-of-Pocket Expenses") reasonably incurred by Manager for goods and services provided by third parties to, for or on behalf of the Company (including those out-of-pocket expenses incurred by Messrs. Vento and Sullivan in traveling to and from and visiting the Business in connection with providing services under this Agreement). Manager shall provide the Company with a statement setting forth in reasonable detail (and with copies of invoices or other supporting documentation) the Out-of-Pocket Expenses claimed and the Company shall pay to Manager each such amount within thirty (30) days of receipt of the statement. Notwithstanding anything to the contrary contained in this Agreement, (i) no portion of the salaries of Messrs. Vento or Sullivan or the general overhead expenses of Manager shall be subject to reimbursement as Out-of-Pocket Expenses and (ii) in no event will Manager be responsible for the payment from its own funds of any expenses, obligations or liabilities of the Company.

     (b)  Management Fees.  In consideration of Manager's performance of its
          ---------------
responsibilities with respect to the Business, the Company shall pay Manager, commencing on the date hereof, a management fee per annum equal to $550,000, payable monthly in arrears on the last day of each calendar month. Upon the first anniversary hereof, and annually thereafter, the Compensation Committee of the Board of Directors shall review the management fee in light of the performance of Manager and the Company, and may, in its discretion, increase (but not decrease) the management fee by an amount it determines to be appropriate. Manager's annual management fee payable hereunder, as it may be increased from time to time, is referred to herein as the "Management Fee." For each calendar year or part thereof during the term of this Agreement, Manager shall be eligible to receive an annual bonus equal to up to 50% of the Management Fee based upon the achievement of certain objectives determined by the Compensation Committee of the Board of Directors for such calendar year (the "Annual Bonus") payable within 30 days after the certification of the Company's financial statements for such year.

     (c)  Disputes, etc.  If the Company disputes the amount of expenses or fees
          -------------
claimed by Manager, the Company shall notify Manager in writing before payment is due, and if the matter cannot be resolved informally between the parties, either the Company or Manager may request resolution of the dispute pursuant to Section 10. The Company shall pay when due the portion of any such amounts that is not in dispute.

     (d)  Directors and Officers Liability Insurance.  The Company shall use its
          ------------------------------------------
reasonable efforts to obtain and maintain directors and officers liability insurance coverage in amounts customary for similarly situated companies in the telecommunications industry.

     (e)  Benefits.  During the Term of this Agreement, Vento and Sullivan
          --------
shall be entitled to participate in any welfare benefit plan sponsored or maintained by the Company to the extent Vento or Sullivan, as applicable, is eligible to participate in any such plan under the generally applicable provisions thereof, such welfare plans to include life, health and disability insurance.

     (f)  Relocation Expenses.  The Company shall pay or reimburse Sullivan
          -------------------
for all reasonable expenses incurred or paid by Sullivan in relocating to a residence in the Arlington, Virginia vicinity, including brokerage commission payable in connection with the sale of Sullivan's current residence. Sullivan shall provide the Company with a statement setting forth in reasonable detail (with copies of invoices and the supporting documentation) the expenses claimed under this Section 4(f) and the Company shall pay to Sullivan each such amount promptly after receipt of such statement.

     Section 5.  Term and Termination.
                 --------------------
     (a)  Term.  This Agreement shall commence on the Effective Date and, unless
          ----
earlier terminated in accordance herewith, shall terminate on the fifth (5th) anniversary of the Effective Date (the "Term").

     (b)  Termination.
          -----------

          (i) By Either Party. Either party may terminate this Agreement in the event that a Governmental Authority shall enter an order appointing a custodian, receiver, trustee, intervenor or other officer with similar powers with respect to the other party or with respect to any substantial part of its property, or constituting an order for relief or approving a petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of such party; or if a party files a petition seeking any such order; or if any such petition shall be filed against such party and shall not be dismissed within sixty (60) days thereafter; or an order shall have been issued granting such party a suspension of payments under applicable law and any such order is not dismissed within sixty (60) days thereafter.

          (ii) By Company.  The Company may terminate this Agreement:

          (A) immediately in the event of the indictment or conviction of Manager, Vento or Sullivan of any felony; or any act constituting fraud, embezzlement, willful misconduct or gross negligence by Manager that materially adversely affects the Company or the Business monetarily or otherwise (as determined by a majority vote of the Board of Directors (excluding Messrs. Vento and Sullivan));

          (B) immediately in the event of a material breach of this Agreement by Manager (as determined by a majority vote of the Board of Directors (excluding Messrs. Vento and Sullivan)), which has not been cured within thirty
(30) days following notice thereof from the Company, including, without limitation, the failure of the Company to meet any of the objectives set forth on Schedule I hereto;

          (C) immediately in the event of the failure by Manager to cause to be provided to the Company the services of both Messrs. Vento and Sullivan as contemplated by Section 3(c) hereof;

          (D) immediately in the event that the Company shall fail to comply with the terms of any representation, warranty, covenant or agreement contained in the Credit Documents or in any other agreement or instrument pursuant to which the Company has incurred indebtedness for borrowed money in the principal amount of $25,000,000 or more, which failure to comply results in, or with notice or the passage of time would result in, an event of default thereunder; or

          (E) immediately in the event that the indebtedness incurred pursuant to the Credit Documents or any other indebtedness for borrowed money of the Company in the principal amount of $25,000,000 or more shall have been accelerated by the holder thereof.

         (iii) By Manager.  Manager may terminate this Agreement:

          (A) if the Company has failed to make any payment pursuant to Section 4 within thirty (30) business days following Manager's written notice to the Company of such failure;

          (B) in the event of a material breach of this Agreement by the Company (other than a payment default) which has not been cured within thirty
(30) days following notice thereof from the Company;

          (C) in the event that (i) Vento and Sullivan are removed as directors of the Company or are demoted or removed from their respective offices or there is a material diminishment of Vento's and Sullivan's responsibilities, duties or status which diminishment is not rescinded within 30 days after the date of receipt by the Board of Directors of the Company from Vento and Sullivan of their respective written notice referring to this provision and describing such diminishment, or (ii) the Company relocates its principal offices without Manager's consent to a location more than 50 miles from the principal offices of the Company in Arlington, Virginia; or

          (D) voluntarily upon thirty (30) days prior written notice to the Company.

     (c)  Benefits Payable Upon Termination.
          ---------------------------------

          (i) Following the termination of this Agreement pursuant to any manner described in Section 5(b), the Company shall pay to Manager any Management Fee earned, but unpaid, for services rendered to the Company on or prior to the date of such termination.

          (ii) Following the termination of this Agreement by Manager pursuant to Sections 5(b)(iii)(A), (B) or (C) or a termination by the Company pursuant to Sections 5(b)(ii)(B), (C) or (D), Manager shall be entitled to receive payment of (x) the Management Fee, and (y) the Annual Bonus. The amount of the Annual Bonus shall be determined as follows: (I) In the event that the date of termination is on or prior to June 30 of any applicable calendar year, the amount of the Annual Bonus shall be equal to a pro rata portion (based upon the actual number of days during such calendar year that this Agreement shall have been in effect) of the Annual Bonus payable in respect of such year (determined based upon the achievement by the Company of the objectives for all of such calendar year). (II) In the event that the date of termination is after June 30 of any applicable calendar year, the amount of the Annual Bonus shall be equal to the Annual Bonus payable in respect of such year (determined based upon the achievement by the Company of the objectives for all of such calendar year), in either instance payable on the later to occur of (x) 30 days after the certification of the Company's financial statements for such year, and (y) the last day of the month after which (a) a New Provider (as hereinafter defined) shall be retained by the Company in accordance with Section 5(f)(i), and (b) the Manager shall have nominated a Successor Control Group (as hereinafter defined) acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan) in accordance with Section 5(f)(ii). The Management Fee shall be payable monthly in arrears commencing on the last day of the month after which (I) a New Provider shall be retained by the Company in accordance with Section 5(f))(i) and (II) the Manager shall have nominated a Successor Control Group reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan) in accordance with Section 5(f)(ii).

          (iii) The Company shall be entitled to set off against the Management Fee payable to the Manager following the termination of this Agreement pursuant to Section 5(c)(ii), any amounts earned by either Vento or Sullivan in other employment after the termination of this Agreement; provided, however, that neither Vento nor Sullivan shall be required, as a
     --------  -------
     condition to the receipt of such payment pursuant to Section 5(c)(ii), to seek such other employment.

     (d)  Remedies.  The remedies set forth herein are not intended to be
          --------
exclusive, and all remedies shall be cumulative and may be exercised concurrently with any other remedy available to Manager or the Company at law or in equity.

     (e)  Continuing Obligations.  After receipt of written notice of
          ----------------------
termination, but prior to the effective date of such termination, Manager shall continue to perform under this Agreement unless specifically instructed to discontinue such performance. In the event of termination, Manager and the Company shall remain liable for their respective obligations accrued under this Agreement prior to the effective date of termination.

     (f)  Transition Arrangements.
          -----------------------

          (i) In the event of termination of this Agreement for any reason, Manager shall at the Company's expense cooperate with the Company in order to facilitate the transition to a new management service provider (the "New Provider"). Upon such termination, the Board of Directors (excluding Vento and Sullivan) shall nominate a New Provider that would not cause a significant detrimental effect on the eligibility of the Company to realize the benefits, if any, that the Company derives from its status as a "very small business," as defined in 47 CFR Section 24.720(b)(2), which New Provider shall be acceptable to the Manager. In the event that the Manager does not approve such New Provider within five (5) business days of notice of such nomination by the Board of Directors, then for each successive thirty (30) day period or portion thereof following such five (5) business day period that a New Provider shall not have been approved by Vento and Sullivan, each of Vento and Sullivan shall sell to the Company, in addition to the other Repurchased Shares required to be sold to the Company pursuant to
     Section 7, an additional 50% of the Shares then owned by each of them at a price per share equal to $.01 per Share. Manager shall at the Company's expense take whatever steps are commercially reasonable to assist the New Provider in assuming the management of the Company and the operation of the Business including, without limitation, transferring to the New Provider all historical financial, tax, accounting and other data in the possession of Manager, and giving such consents, assigning such permits and executing such instruments as may be necessary to vest in the New Provider those rights that were necessary for Manager to perform its services hereunder.

          (ii) Within five (5) business days after the nomination by the Board of Directors of a New Provider, each of Vento and Sullivan agrees to nominate a successor Person or group of Persons (collectively, a "Successor Control Group") that would not cause a significant detrimental effect on the eligibility of the Company to hold a Block F PCS license and to realize the benefits, if any, that the Company derives from its status as a "very small business," as defined in 47 CFR Section 24.720(b)(2), to whom the Voting Preference Common Stock and Class C Common Stock shall be transferred by Vento and Sullivan, which Successor Control Group shall be reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan); it being understood that the New Provider shall be deemed to be a Successor Control Group reasonably acceptable to the Board of Directors. In the event that Vento and Sullivan do not nominate a Successor Control Group reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan) within such five (5) business day period, then for each successive 30 day period or portion thereof that Vento and Sullivan shall not have nominated a Successor Control Group reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan), each of Vento and Sullivan shall sell to the Company after the expiration of each 30 day period, in addition to any other Repurchased Shares, and after giving effect to the repurchase by the Company of Shares pursuant to Section 5(f)(i), an additional 50% of the Shares then owned by each of them at a price per share equal to $.01 per Share. Immediately after a Successor Control Group reasonably acceptable to the Board of Directors is nominated, the Company, Vento and Sullivan shall take, or cause to be taken, all actions necessary or required, including, without limitation, filing of all applications with the FCC, to obtain all requisite consents and authorizations to permit the transfer of the Voting Preference Common Stock and Class C Common Stock to the Successor Control Group. On the first business day after all such consents and authorizations shall have been obtained, Vento and Sullivan agree to resign as directors and officers of the Company and to sell to the Successor Control Group all of the shares of Voting Preference Common Stock and Class

     C Common Stock owned by them for the per share price paid by them for such shares. If at any time, whether by reason of the inability of the Company to obtain all requisite consents and authorizations to permit the transfer of the Voting Preference Common Stock and Class C Common Stock to the Successor Control Group or otherwise, the Board of Directors withdraws its consent to the nomination of a Successor Control Group, the procedure outlined in Sections 5(f)(i) and (ii) shall be repeated commencing with the nomination by Vento and Sullivan of a Successor Control Group within five
     (5) business days after the nomination by the Board of Directors of a successor New Provider.

     (g)  Return of Information.  Upon termination of this Agreement, all books
          ---------------------
and records in the possession of Manager relating to the maintenance and operation of and accounting for the Company, together with all supplies and other items of property owned by the Company and in Manager's possession, shall be delivered to the Company.

     Section 6.   Noncompetition and Confidentiality.
                  ----------------------------------

     (a)  Noncompetition.  During the Term and (x) for one year thereafter if
          --------------
after the expiration of the Term on the fifth (5th) anniversary of the Effective Date the Company offers to extend this Agreement for at least one (1) year on terms and conditions no less favorable than those contained herein and the Manager rejects such offer, and (y) for so long as the Company is paying to the Manager the Management Fee pursuant to Section 5(c)(ii) following the termination of this Agreement pursuant to Sections 5(b)(ii)(B), (C) or (D) or Sections 5(b)(iii)(A), (B) or (C), none of Manager, Vento, Sullivan or any of their respective Affiliates shall, without the consent of the Company, assist or become associated with any person or entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 5% of the outstanding voting shares of any publicly traded company) that is actively engaged in the business of providing mobile wireless telecommunications services in the Territory.

     (b)  Confidentiality.  Without the prior written consent of the Company,
          ---------------
except to the extent required by an order of a court having competent jurisdiction or under subpoena from a governmental body or agency, none of Manager, Vento, Sullivan or any of their respective Affiliates shall disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or affiliates (collectively, "Confidential Information"), to any third person, unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Manager's, Vento's, Sullivan's or any of their respective Affiliates' breach of this
Section 6(b)), except that Manager, Vento, Sullivan and their respective Affiliates may disclose Confidential Information to the extent advisable in their sole discretion in connection with (i) the performance of Manager's duties hereunder, or (ii) the issuance of Company securities, or (iii) obtaining financing for the Company, or (iv) the enforcement of Manager's fights under this Agreement, or (v) any disclosures that may be required by law, including securities laws.

     (c)  Company Property.  Promptly following the termination of this
          ----------------
Agreement, Manager, Vento and Sullivan shall return to the Company all property of the Company, and all copies thereof in its possession or under its control, and all tangible embodiments of Confidential Information in its possession in whatever media such Confidential Information is maintained.

     (d)  Non-Solicitation of Employees.  During the Term and for one year
          -----------------------------
thereafter, none of Manager, Vento, Sullivan or any of their respective Affiliates will directly or indirectly induce any employee of the Company or any of its subsidiaries or affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof, unless such person shall have ceased to be employed by such entity for a period of at least six months.

     (e)  Injunctive Relief with Respect to Covenants.  Manager, Vento and
          -------------------------------------------
Sullivan acknowledge and agree that the covenants and obligations with respect to noncompetition, inventions, confidentiality and Company property contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Manager, Vento and Sullivan agree that the Company shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Manager, Vento and Sullivan from committing any violation of the covenants and obligations contained in this Section 6. These injunctive remedies are cumulative and are in addition to any other fights and remedies the Company may have at law or in equity. Notwithstanding the foregoing, in the event that this Agreement is terminated by the Company pursuant to Section 5(b)(ii)(A) by reason of the indictment or conviction of Vento, Sullivan or the Manager of any felony or any act constituting fraud, misappropriation or embezzlement due to the wrongful acts of either Vento or Sullivan, that materially adversely effects the Company or the Business monetarily or otherwise (as determined by a majority vote of the Board of Directors (excluding Vento and Sullivan), Sullivan or Vento, as applicable, shall sell to the Company, and the Company shall purchase from Vento or Sullivan, as applicable, all of the Shares (whether or not vested) at a price per share equal to $.01 per Share, it being understood that in the event that the Company shall have terminated this Agreement by reason of any such event, and either Vento or Sullivan shall not have been indicted for or been convicted of any felony or act constituting fraud, misappropriation or embezzlement that materially adversely effects the Company or the Business monetarily or otherwise (as determined by a majority vote of the Board of Directors (excluding Vento and Sullivan), such individual shall not be obligated to sell his vested Shares to the Company.

     Section 7.    Vesting and Repurchase of Restricted Shares, Etc.
                   ------------------------------------------------

     (a)  General.  Each of Vento and Sullivan hereby agrees that the Management
          -------
Shares shall be subject to repurchase by the Company at a repurchase price of $.01 per share in accordance with the terms of this Section 7. As used in this
Section 7, the following terms have the following meanings:

     (i) "Base Shares" means 14,425.49 shares of Class A Voting Common Stock and 14,155.78 shares of Series E Preferred Stock or, if the Supplemental Shares have theretofore been repurchased pursuant to Section 7(b)(i)(v) or 7(b)(ii), 13,816.91 shares of Class A Voting Common Stock and 13,569.18 shares of Series E Preferred Stock.

     (ii) "Deemed Per Share Value" means (A) in the case of an Extraordinary Event specified in clause (x) or (y) of the definition thereof, (1) the fair market value of all of the assets of the Company and its Subsidiaries at the time of any calculation of such value, less (x) any expenses which would be incurred solely in connection with the disposition of such assets, (y) the aggregate amount of all liabilities of the Company and (z) the aggregate redemption price of all outstanding shares of all series of Preferred Stock of the Company that are not then convertible into Common Stock at the option of the holder thereof (or, if any such series is not then redeemable, the aggregate liquidation preference thereof), all as determined in good faith by the Board of Directors (excluding Vento and Sullivan), divided by (2) the number of shares of Common Stock outstanding on a Fully Diluted Basis, and (B) in the case of an Extraordinary Event specified in clause (z) of the definition thereof, the per share offering price of the Common Stock issued in connection with the public offering occurring on the IPO Date.

     (iii) "Extraordinary Event" means (x) the consummation of a Company Merger (as defined in the Stockholders Agreement) after giving effect to which the Cash Equity Investors in the aggregate shall beneficially own on a Fully Diluted Basis less than 33% of the capital stock or other equity interests in the surviving entity, (y) the consummation of a Company Sale (as defined in the Stockholders Agreement) or (z) the occurrence of the IPO Date.

     (iv) "Extraordinary Event Shares" means a number of Management Shares equal to 3,606.38 shares of Class A Voting Common Stock, or, if the Supplemental Shares have theretofore been repurchased pursuant to Section 7(b)(i)(v) or 7(b)(ii), 3,454.22 shares of Class A Voting Common Stock.

     (v) "Fully Diluted Basis" means, with respect to the shares of Common Stock outstanding, all of the shares of all classes of Common Stock then outstanding (regardless of whether subject to repurchase), plus all the shares of Common Stock issuable upon the exercise of outstanding options or convertible securities that are then convertible into Common Stock at the option of the holder thereof, provided that for the purpose of calculating the number of
                --------
shares the number of shares of Common Stock outstanding on a Fully Diluted Basis in order to determine whether the Internal Rate of Return pursuant to Section 7(b) (iii) equals (A) more than 30% but less than 35%, none of the Extraordinary Event Shares shall be deemed to be outstanding, and (B) 35% or more, one-half of the Extraordinary Event Shares shall be deemed to be outstanding.

     (vi) "Management Shares" means collectively, the shares of Series E Preferred Stock and Class A Voting Common Stock issued to each of Vento and Sullivan pursuant to Section 2.5 of the Securities Purchase Agreement.

     (vii)   "Restricted Holder" means each of Vento and Sullivan.

     (viii) "Supplemental Shares" means 586.60 shares of Series E Preferred Stock and 760.74 shares of Class A Voting Common Stock.

(b)  Repurchase of Shares.
     --------------------

     (i)       Repurchase Upon Termination.  Following the termination of this
               ---------------------------
Agreement for any reason, each Restricted Holder shall sell to the Company, and the Company shall purchase from each Restricted Holder: (v) first, if and only if the termination occurs prior to January 23, 2000 and the Supplemental Closing shall not have theretofore occurred, such Restricted Holder's Supplemental Shares, (w) second, if and only if the termination occurs prior to the occurrence of an Extraordinary Event, such Restricted Holder's Extraordinary Event Shares; (x) third, if and only if the termination occurs after the occurrence of an Extraordinary Event, such Restricted Holder's Extraordinary Event Shares that have not theretofore vested pursuant to Schedule II: (y) fourth, such Restricted Holder's Base Shares that have not theretofore vested pursuant to Schedule II; and (z) fifth, the number of shares of Series E Preferred Stock and Class A Common Stock subject to repurchase pursuant to Sections 5(f) and 6(e).

     (ii)      Repurchase In Absence of Supplemental Closing.  If and only if
               ---------------------------------------------
the Supplemental Closing shall not have occurred on or before January 23, 2000, each Restricted Holder shall sell to the Company, and the Company shall purchase from each Restricted Holder, his Supplemental Shares.

     (iii)     Repurchase Upon Extraordinary Event.  Upon the occurrence of an
               -----------------------------------
Extraordinary Event, each Restricted Holder shall sell to the Company, and the Company shall purchase from each Restricted Holder, the percentage of his Extraordinary Event Shares set forth opposite the Internal Rate of Return realized by the Cash Equity Investors as set forth on the chart below in connection with the applicable Extraordinary Event:

                     Internal Rate of
                     Return Realized by           Percentage of Extraordinary
                     Cash Equity Investors        Event Shares to be Repurchased
                     ---------------------        ------------------------------

                     less than 30%                100%

                     30% or more but less         50%
                     than 35%

                     35% or more                  0%

For the purpose of this paragraph, the Cash Equity Investors will be deemed to have "realized an Internal Rate of Return" of any percentage specified, as of any date, when (i) the aggregate amount of all distributions actually made in respect of the Cash Equity Investors' Series C Preferred Stock and Common Stock, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date each such distribution is made to and including the date of the calculation, plus the aggregate redemption price of all outstanding shares of Series C Preferred Stock then Beneficially Owned by the Cash Equity Investors, plus the product of the Deemed Per Share Value multiplied by the number of shares of all classes of Common Stock then owned by the Cash Equity Investors, is equal to (ii) the aggregate amount of all capital contributions made by the Cash Equity Investors, plus an amount equal to interest thereon at such percentage per annum, compounded annually, from the date each such capital contribution is made to and including such date of calculation.

          (iv) The Management Shares repurchased pursuant to this Section 7(b) are sometimes referred to, collectively, as the "Repurchased Shares."

     (c)  Closing of Repurchase; Assignment of Repurchase Right.  The closing of
          -----------------------------------------------------
a purchase and sale of Repurchased Shares shall take place on a date mutually agreed by the applicable Restricted Holder and the Company, but in no event later than 30 days after (i) in the case of Section 7(b)(i), the date that this Agreement terminated or, in the case of Section 7(b)(i)(z), the end of any 30-day period referred to in Section 5(f) or (ii) in the case of Section 7(b)(ii), January 23, 2000, or (iii) in the case of Section 7(b)(iii), the occurrence of the Extraordinary Event. At such closing, the Company shall deliver to the applicable Restricted Holder a check in the amount of the aggregate repurchase price and, upon delivery thereof, the Company shall become the legal and beneficial owner of the Repurchased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the shares of Preferred Stock and/or Common Stock being repurchased by the Company. Whenever the Company shall have the right to repurchase Preferred Stock and/or Common Stock hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a party of the Company's repurchase rights under this Agreement and purchase all or a part of such Preferred Stock and/or Common Stock.

     (d)  Escrow of Shares.  The Certificate(s) representing all shares, subject
          ----------------
to repurchase pursuant to Section 7 (b) shall be held by the Secretary of the Company as escrow holder (the "Escrow Holder"), along with a stock power executed by the applicable Restricted Holder in blank. The Escrow Holder is hereby directed to permit transfer of such shares only in accordance with this Agreement and the Stockholders Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon written directions of the Board of Directors (excluding Vento and Sullivan). The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. If the Company or any assignee repurchases any of the Management Shares pursuant to this Section 7, the Escrow Holder, upon receipt of written notice of such repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon a Restricted Holder's request, the Escrow Holder shall: (i) cancel the certificate(s) held by the Escrow Holder and representing Management Shares, (ii) cause new certificate(s) to be issued representing the number of Management Shares no longer subject to repurchase pursuant to this Section 7, which certificate(s) the Escrow Holder shall deliver to such Restricted Holder, and (iii) cause new certificate(s) to be issued representing the balance of the Management Shares, which certificate(s) shall be held in escrow by the Escrow Holder in accordance with the provisions of this Section 7(d). Subject to the terms hereof, a Restricted Holder shall have all the rights of stockholder with respect to the Management Shares while they are held in escrow, including without limitation, the right to vote the Management Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase right, there is (i) any stock dividend, stock split or other change in the Management Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which such Restricted Holder is entitled by reason of his ownership of the Management Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Management Shares" for purposes of this Agreement and the Company's repurchase right.

     (e)  Legends.  The share certificates evidencing the Management Shares
          -------
shall be endorsed with the following legend (in addition to any legend required to be placed thereon by applicable federal or state securities laws or the Stockholders Agreement):

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN AFFILIATE OF THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, WHICH PROVIDES, AMONG OTHER THINGS FOR THE REPURCHASE BY THE COMPANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

     After the IPO Date, each of Vento and Sullivan shall have the right to exchange certificates evidencing the number of Management Shares no longer subject to repurchase pursuant to this Section 7, for certificates that do not contain the legend set forth above.

     Section 8.    Limitations of Liability.
                   ------------------------

     (a)  Force Majeure.  Neither of the parties will be liable for
          -------------
nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party's control, including acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes. Neither party shall be required to settle any labor dispute in any manner which is deemed by that party to be less than totally advantageous, in that party's sole discretion.

     (b)  Exculpation of Manager.  Notwithstanding any other provision of this
          ----------------------
Agreement, Manager shall not be liable for any failure or delay in its performance hereunder (except with respect to its performance of its obligations under Section 5(f)) or for any performance which is substandard, except where such failure, delay or substandard performance is the result of willful misconduct or gross negligence on the part of Manager.

     (c)  No Consequential or Special Damages.  Manager shall not be
          -----------------------------------
responsible to the Company for any indirect, incidental, consequential or special damages to the Company, the Business or any subscriber or customer of any Business or any other person, including any damage to or loss of revenues, business or goodwill, suffered by any person or entity for any failure of any system or failure of performance hereunder. Manager's liability to the Company in respect of any such failure shall be limited (in addition to the limits set forth in paragraphs (a) and (b) above) to the amounts paid by the Company to Manager pursuant to this Agreement for the period of any such failure.

     (d)  Vento and Sullivan.  The limitations of liabilities set forth in
          ------------------
paragraphs (a), (b) and (c) above shall apply to Vento's and Sullivan's obligation to use good faith efforts to cause the Manager to perform all of its obligations pursuant to this Agreement.

     Section 9.     Books and Records.  Manager shall keep or cause to be kept
                    -----------------
accounts and complete books and records with respect to its management of the operation of the Business, showing all costs, expenditures, allocations, receipts, revenues, assets, and liabilities; any and all other records necessary, convenient or incidental to recording the financial aspects of the operation of the Business and sufficient to record the profits and losses generated by the operation of the Business. Within 15 days after the end of each month Manager shall prepare or cause to be prepared and transmit to the Company unaudited statements, which shall include a general ledger and a trail balance. Manager shall also provide at the Company's request any and all such additional statements or reports as may be reasonably necessary to the Company's oversight and control of the Business. The Company shall have control over and access, at all reasonable times during normal business hours, to the books and records maintained by Manager pursuant to this Section 9.

     Section 10.    Dispute Resolution.
                    ------------------

     (a)  Dispute Resolution.  The parties desire to resolve disputes arising
          ------------------
out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the dispute resolution procedures set forth in Section 10 as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

     At the written request of any party, the parties to the dispute will appoint knowledgeable, responsible representatives to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by business representatives, including at least one senior executive of each party to the dispute. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Discussion and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

     (b)  Mediation.  If the negotiations set forth in Section 10(a) do not
          ---------
resolve the dispute within thirty (30) days of the initial written request, the parties agree to work in good faith to settle the dispute by mediation under the commercial mediation rules of the American

Arbitration Association. The parties will attempt to agree on a mediator. If they are unable to do so, the mediation will be referred to the New York, New York office of the American Arbitration Association for mediation which will appoint a qualified mediator to serve. The mediation shall take place in New York, New York or such other location as mutually agreed upon by the parties. Unless the parties agree otherwise, the first mediation session shall take place no later than ten (10) days after the initial written request to negotiate. The mediation shall continue until the dispute is resolved or until such time as the mediator makes a good faith determination that the likelihood of resolution is sufficiently remote that continuation of the mediation is not warranted.

     (c)  Arbitration.  If the mediation conducted pursuant to Section 10(b)
          -----------
does not resolve the dispute within thirty (30) days of the commencement of mediation, or if prior to the expiration of such thirty (30) day period the mediator determines that continuation of the mediation process is not warranted, the dispute shall be submitted to binding arbitration by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any party may demand such arbitration in accordance with the procedures set out in those rules. Each party shall have the right to take the deposition of up to five individuals (or a larger number of individuals with the consent of two of the three arbitrators), and any expert witness designated by the other party. Each party shall also have the right to request production of relevant documents, the scope and enforcement of which shall be governed by the arbitrator. Additional discovery may be only by order of the arbitrator, and only upon a showing of substantial need. The arbitrator shall be authorized to issue subpoenas for the purpose of requiring attendance of witnesses at depositions. The arbitration hearing shall be commenced within ten
(10) days of the determination that mediation is not going to be successful. The arbitration shall be held in New York, New York or such other location as mutually agreed upon by the parties. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. The award rendered by arbitration shall be final, binding and nonappealable judgment and the aware may be entered in any court of competent jurisdiction in the United States. Special, consequential or punitive damages shall not be awarded by the arbitrator.

     (d)  Confidentiality.  The parties agree that all communications and
          ---------------
negotiations between the parties during the dispute resolution process, any settlements agreed upon during the dispute resolution process and any information regarding the other party obtained during the dispute resolution process (that are not already public knowledge) are confidential and may be disclosed only to employees and agents of the parties who shall have a "need to know" the information and who shall have been made aware of the confidentiality obligations set forth in this Section, unless the party is required by law to disclose such information.

     (e)  Fees and Expenses.  The parties shall equally split the fees of the
          -----------------
mediator and the arbitrator. Any party found by the arbitrator to have breached this Agreement shall pay all other out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, of the other party incurred in connection with the dispute resolution process. If the arbitrator does not find that any party has breached this Agreement, then each party shall bear its own costs and expenses, including attorneys' fees and expenses.

     Section 11.    Inspection Rights; Delivery of Information.
                    ------------------------------------------

     (a)  Company's Right to Inspect.  Manager will permit representatives of
          --------------------------
the Company, at the Company's cost, during normal business hours and upon not less than five business days' advanced written request, to (i) visit and inspect during normal business hours Manager's properties and facilities which are utilized in connection with Manager's provision of services to the Company pursuant to this Agreement, including without limitation access to, and the right to make copies of, books and records of the Company located at such properties and facilities, and (ii) discuss with Manager's officers and employees such properties and facilities and Manager's provision of services to the Company pursuant to this Agreement. All such information shall be held in confidence by the Company, except for disclosures made to the Company's advisors, lenders and investors, or as required to be disclosed by process of law or other applicable law.

     (b)  Notice of Certain Events.  Promptly and in any event within three (3)
          ------------------------
business days after Manager has received notice or has otherwise become aware thereof, Manager shall give the Company notice of (i) the commencement of any material proceeding or investigation against the Company or Manager by or before any governmental body or in any court or before any arbitrator which would be likely to have a material adverse effect on Manager, the Business or the Company, or on Manager's ability to perform its obligations hereunder, and (ii) the occurrence or nonoccurrence of any event (x) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Company or Manager under this Agreement or under any other material agreement to which the Company or Manager is a party or by which its properties may be bound, and (y) would be likely to have a material adverse effect on Manager, the Business or the Company, or on Manager's ability to perform its obligations hereunder, giving in each case the details thereof and specifying the action being taken or proposed to be taken with respect thereto. Promptly upon receipt thereof, Manager shall deliver to the Company copies of any material notice or report regarding any License from the grantor of such license or from any Governmental authority regarding the Business or the Company.

     (c)  Other Information.  From time to time and promptly upon each request,
          -----------------
Manager shall provide the Company with such data, certificates, reports, statements, financial projections, documents or further information regarding the business, equity owners, assets, liabilities, financial position or results of operations of Manager, as may be reasonably requested by the Company.

     Section 12.    Representations and Warranties.  Each party makes the
                    ------------------------------
following representations and warranties to the other party, as a material inducement to the other party to enter into this Agreement.

     (a)  Organization and Standing of Parties.  Each party is a limited
          ------------------------------------
liability company and is duly organized, validly existing and in good standing under the laws of the State of its formation referenced in the first paragraph of this Agreement. Each party has full limited liability company power and authority to own its assets and carry on its business as now conducted by it.

     (b)  Execution, Delivery, Performance and Binding Effect.  The execution,
          ---------------------------------------------------
delivery and performance by each party of this Agreement have been duly authorized by all necessary limited liability company or corporate action, as appropriate, including by each party's members or managers, as appropriate. Each party has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by such party of this Agreement will not (with the passage of time or giving of notice or both) conflict with, violate any provision of, result in the breach of, or constitute a default under (i) such party's articles of organization, certificate of incorporation, regulations, or other constituent, organizational or governing documents, as applicable, (ii) any License held by such party, (iii) any Law,
(iv) any order, writ, injunction, decree, judgment or regulation of any Governmental Agency or (v) any contract, agreement, arrangement or understanding, (A) to which such party is a party, (B) to which or by which such party is subject or bound, or (C) to which or by which such party's assets are subject or bound. The execution, delivery and performance of this Agreement will not (with the passage of time or giving of notice or both) (i) create or impose any Lien upon the assets of such party, (ii) result in the termination, suspension, modification or impairment of any contract, agreement, arrangement or understanding (A) to which such party is a party, (B) to which, or by which, such party is subject or bound, or (C) to which or by which such party's assets are subject or bound, or (iii) result in the termination, suspension, modification or impairment of any governmental license, permit, authorization or certificate held by such party or relating to its assets or businesses. This Agreement constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

     (c)  Consents.  No consent, approval, order or authorization of, or
          --------
registration, qualification, designation, declaration or filing with, any Governmental Authority or other Person is required on the part of each party in connection with the execution, delivery and performance of this Agreement.

     (d)  Litigation; Claims.  With respect to each party, there is no claim,
          ------------------
action, audit, arbitration, dispute, investigation, suit, litigation or legal proceeding pending, or to the best of such party's knowledge threatened, against such party (i) relating to or otherwise affecting such party's ability to execute and deliver this Agreement or to perform such party's obligations hereunder, or (ii) which would materially adversely affect the Company or the Company's contemplated business.

     (e)  Court Orders, Decrees, Judgments, Etc.  There is outstanding no order,
          -------------------------------------
writ, injunction, decree or judgment of any court, governmental agency or arbitration tribunal against a party (i) relating to or otherwise affecting such party's ability to execute and deliver this Agreement or to perform such party's obligations hereunder or (ii) which would materially adversely affect the Company or the Company's contemplated business.

     Section 13.    Indemnification; Expenses.
                    -------------------------

     (a)  Indemnification.  In the event Vento or Sullivan (each, an
          ---------------
"Indemnified Party") is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (a "Proceeding"), whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Company), by reason of the fact that such person is or was a director, officer, incorporator, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the Manager) (an "Other Entity"), shall be entitled to be indemnified by the Company to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such Proceeding.

     (b)  Advancement of Expenses.  The Company shall, from time to time,
          -----------------------
reimburse or advance to any Indemnified Party the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if (and only if) required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any such Indemnified Party may be paid in advance of the final disposition of a Proceeding only upon receipt by the Company of an undertaking, by or on behalf of such Indemnified Party, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Indemnified Party is not entitled to be indemnified for such expenses.

     Section 14.    Miscellaneous.
                    -------------

     (a)  Counterparts.  This Agreement may be executed by one or more of the
          ------------
parties hereto in any number of counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     (b)  Construction.  Each of the parties hereto acknowledge that it has
          ------------
reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

     (c)  Benefit; Assignment.  This Agreement shall be binding upon and inure
          -------------------
to the benefit of all parties hereto and their respective successors and permitted assigns; provided, however, that Manager shall not assign or otherwise transfer its rights and obligations under this Agreement without the Company's prior written consent. Any sale, assignment, sublease or other transfer in violation of this Section 14(c) shall be null and void. Each of the Stockholders (as such term is defined in the Stockholders Agreement) shall be deemed a third party beneficiary of the Company's rights under this Agreement and shall be permitted to exercise any rights pursuant to this provision with the consent of AT&T and two-thirds in interest of the Cash Equity Investors.

     (d)  Complete Agreement.  This document and the exhibits attached hereto
          ------------------
and each of the documents referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties written or oral, which may have related to the subject matter hereof in any way.

     (e)  Amendment.  This Agreement may not be amended except by a writing
          ---------
signed by each of the parties.

     (f)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws, and not the laws of conflict, of the State of New York.

     (g)  Severability.  If any provision of this Agreement or the application
          ------------
thereof to any person or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent permitted by law. Furthermore, in lieu of such an illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

     (h)  Further Assurances.  The parties agree that they will take all such
          ------------------
further actions and execute and deliver all such further instruments and documents as may be required in order to effectuate the agreements set forth In this Agreement.

     (i)  Waiver.  No failure or delay on the part of the parties or any of
          ------
them in exercising any right, power or privilege hereunder, nor any course of dealing among the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

     (j)  Notices.  All notices and communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given to a party when delivered in person (including delivery by an express delivery service or by facsimile transmission during the recipient's regular business hours) to an officer of the Company or Manager, respectively, or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service and addressed as follows:

If to Manager:

TeleCorp Management Corp.
1101 17th Street, NW - Suite 900
Washington, D.C. 20036
Attn: Chief Executive Officer
Telephone: (202) 721-0230
Facsimile: (202) 833-4888

with a copy to:

TeleCorp Management Corp.
1101 17th Street, NW- Suite 900
Washington, D.C. 20036
Attention: General Counsel
Telephone: (202) 721-0230
Facsimile: (202) 833-4888

If to the Company:

TeleCorp PCS, Inc.
1101 17th Street, NW - Suite 900
Washington, D.C. 20036
Attn: Chief Executive Officer
Telephone: (202) 721-0230
Facsimile: (202) 833-4888

With copies to:

TeleCorp Management Corp.
1101 17th Street, NW - Suite 900
Washington, D.C. 20036
Attention: General Counsel
Telephone: (202) 721-0230
Facsimile: (202) 833-4888

AT&T Wireless Services, Inc.
5000 Carillon Point
Kirkland, Washington 98033
Attention: William W. Hague
Telephone: (425) 828-8461
Facsimile: (425) 828-8451

And

AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920
Attention: Corporate Secretary
Telephone:
Facsimile: (908) 953-4657

and

Friedman Kaplan & Seiler LLP
875 Third Avenue, 8th Floor
New York, New York 10022
Attention: Daniel M. Taitz
Telephone: (212) 833-1109
Facsimile: (212) 355-6401

and

Rubin Baum Levin Constant & Friedman
30 Rockefeller Plaza
New York, New York 10112
Attention: Gregg S. Lerner, Esq.
Telephone: (212) 698-7705
Facsimile: (212) 698-7825

and

To each Cash Equity Investor, to its address set forth on Schedule I to the Stockholders Agreement.

and

Mayer, Brown & Platt
1675 Broadway
New York, New York 10019
Attention: Mark S. Wojciechowski, Esq.
Telephone: (212) 506-2525
Facsimile: (212) 262-1910

or to such other addresses as either party may designate in a written notice served upon the other party in the manner provided herein.

                                      ***

IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.

                              COMPANY:

                              TELECORP PCS, INC.


                              By:     /s/ Thomas H. Sullivan
                                    ---------------------------------------
                                    Name:
                                    Title: Executive Vice President


                              MANAGER:

                              TELECORP MANAGEMENT CORP.


                              By:     /s/ Thomas H. Sullivan
                                    ---------------------------------------
                                    Name:
                                    Title: President


In order to induce the Company to execute and deliver the foregoing Management Agreement, by their execution in the spaces provided below each of the undersigned hereby agrees to be bound by the provisions of Sections 5(f), 6 and 7 of this Agreement and (subject to the limitations on liability set forth in Section 8(d)) to use good faith efforts to cause the Manager to perform all of its obligations pursuant to this Agreement.


 /s/ Gerald Vento
--------------------------
Gerald Vento


 /s/ Thomas Sullivan
--------------------------
Thomas Sullivan

                                  SCHEDULE II

                               Vesting Schedule
                               ----------------

Vesting of Vento's and Sullivan's Non-Extraordinary Event Shares.
----------------------------------------------------------------

     Vento's and Sullivan's Management Shares (other than his Extraordinary Event Shares) shall vest on the Effective Date, the completion of the Minimum Build-Out Plan (as defined in the Stockholder Agreement) and on the specified anniversaries of the Effective Date as follows:

          Vesting Date                                           Percent of Shares
          ------------                                           -----------------
          Commencement Date                                       20%

          Second Anniversary                                      15%

          Third Anniversary                                       15%

          Fourth Anniversary                                      15%

          Fifth Anniversary                                       15%

          Completion of Year 1 and Year 2 of Minimum Build-Out
           Plan                                                   10%


          Completion of Year 3 of Minimum Build-Out Plan plus
          aggregate POP coverage of 60% of total POPs
          (based on 1995 POPs, as defined in the Stockholder's
          Agreement)                                              10%
                                                                  --


          Total                                                  100%

Accelerated Vesting of Vento's and Sullivan's Non-Extraordinary Event Shares.
----------------------------------------------------------------------------

     In the event of a termination of the Management Agreement by Manager pursuant to Section 5(b)(iii)(A), (B) or (C) or a termination by the Company pursuant to Section 5(b)(ii)(B), (C) or (D), in addition to any of Vento's and Sullivan's Management Shares that shall have theretofore vested in accordance with the above "Vesting of Vento's and Sullivan's Non-Extraordinary event Shares" schedule, a number of each of Vento's and Sullivan's unvested Base Shares determined as set forth below shall immediately vest (and shall not be subject to repurchase by the Company):

     (a) in the event that the date of termination is no more than six months after the Commencement Date or no more than six months after the most recent Anniversary Date, a pro rata portion (based upon the actual number of days since the Commencement Date or the Anniversary Date) of the number of shares (if any) that would have vested on the immediately following Anniversary Date; and

     (b) in the event that the date of termination is more than six months after the Effective Date or more than six months after the most recent Anniversary Date, all of the shares (if any) that would have vested on the immediately following Anniversary Date.

Vesting of Vento's and Sullivan's Extraordinary Event Shares.
------------------------------------------------------------

Vento's and Sullivan's Extraordinary Event Shares, to the extent not repurchased in connection with an Extraordinary Event, shall vest (A) in the case of an Extraordinary Event described in Section 7(a)(iii)(x) or (y), on the date of consummation of the Extraordinary Event, and (B) in the case of an Extraordinary Event described in Section 7(a)(iii)(z), on the IPO Date and the specified anniversaries of such date as follows:

Vesting Date                  Percent of Shares
------------                  -----------------
IPO Date                      50%

First Anniversary             16-2/3%

Second Anniversary            16-2/3%

Third Anniversary             16-2/3%
                              ------

Total                         100.00

                                     II-2